                                                                     EXHIBIT 4.5

                        [FORM OF SENIOR DEBT SECURITY]



CUSIP:
No.  $


[To be included on Registered Global Securities only: Unless and until it is exchanged in whole or in part for [Notes] [Debentures] in definitive registered form, this [Note] [Debenture] may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]


                               NVIDIA CORPORATION

                                   __% [Note]
                            [Sinking Fund Debenture]
                                     Due ___


         NVIDIA CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of Dollars on _______________, in the coin or currency of the United States, and to pay interest, semi-annually on ______ and ______ of each year, commencing __________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this [Note] [Debenture], from the _____ or the ______, as the case may be, next preceding the date of this [Note] [Debenture] to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this [Note] [Debenture], or unless no interest has been paid or duly provided for on these [Notes] [Debentures], in which case from __________, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register or by wire transfer as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after the __th day of _____ or ______ , as the case may be, and before the following _____ or ______, this [Note] [Debenture] shall bear interest from such ______ or ______; provided, that if the Company shall default in the payment of interest due on such _____ or _____, then this [Note] [Debenture] shall bear interest from the next preceding _____ or _____, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these [Notes] [Debentures], from ________. The interest so payable on any ____ or ____ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Note] [Debenture] is registered at the close of business on the ____ or ______, as the case may be, next preceding such _____ or ______, whether or not such day is a Business Day.

         Reference is made to the further provisions of this [Note] [Debenture] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This [Note] [Debenture] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, NVIDIA CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.




(SEAL)                              NVIDIA CORPORATION


                                    By
                                      ________________________________

Attest:


------------------------

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                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: CHASE MANHATTAN BANK AND TRUST COMPANY, N.A., as Trustee

                                  By:
                                     ----------------------------------
                                     Authorized Signatory

                          REVERSE OF [NOTE] [DEBENTURE]

                               NVIDIA CORPORATION

                                   __% [Note]
                            [Sinking Fund Debenture]
                                    Due ____

         This [Note] [Sinking Fund Debenture] is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March _, 2000 (herein called the "Indenture"), duly executed and delivered by the Company to Chase Manhattan Bank and Trust Company, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This [Note] [Debenture] is one of a series designated as the ___% [Notes] [Sinking Fund Debentures] Due ___ of the Company, limited in aggregate principal amount to $________.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this [Note] [Debenture]. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         In case an Event of Default with respect to the ___% [Notes] [Sinking Fund Debentures] Due ____, as defined in the Indenture, shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions which provide that, with the consent (evidenced as provided in Article 7 of the Indenture) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time

Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a)(i) extend the final maturity of any Security, (ii) reduce the principal amount thereof,
(iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof,
(vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.02 of the Indenture, (viii) modify or amend any provisions relating to the conversion or exchange of the Securities or Coupons for securities of the Issuer or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 of the Indenture or 11.12 of the Indenture or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

         It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

         No reference herein to the Indenture and no provision of this [Note] [Debenture] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and any premium and interest on this [Note] [Debenture] in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The [Notes] [Debentures] are issuable initially only in registered form without coupons in denominations of [$1,000] or any integral multiple thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

         [This [Note] [Debenture] will not be redeemable at the option of the Company prior to maturity.] [This [Note] [Debenture] is redeemable prior to maturity ...] [This Debenture is entitled to the benefits of a mandatory sinking fund as follows ...]

         Upon due presentment for registration of transfer of this [Note] [Debenture] at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new [Note or Notes] [Debenture or Debentures] of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this [Note] [Debenture] (whether or not this [Note] [Debenture] shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any [Note] [Debenture], or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this [Note] [Debenture].

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         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

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the within [Note] [Debenture] and all rights thereunder, hereby

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irrevocably constituting and appointing such person attorney

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to transfer such [Note] [Debenture] on the books of the Issuer, with full

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power of substitution in the premises.


Dated:
      ______________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within [Note] [Debenture] in every particular without alteration or enlargement or any change whatsoever.


Signature guarantee:
                    ___________________________________

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